Shurgard Storage Centers, Inc.

Exhibit 10.43 - Facility Agreeement between Recom & Co. S.N.C.

21 JUNE 2000

___________________________________________________________

USD 168,500,000

FACILITY AGREEMENT

_____________________________________________________________

RECOM & Co. S.N.C.

as Borrower

DEUTSCHE BANK AG

BANK OF AMERICA INTERNATIONAL LIMITED

as Arrangers

BANK OF AMERICA INTERNATIONAL LIMITED

as Agent

and

the Banks listed in the Schedule 1 hereto

CONTENTS

1. Definitions *

2. The facility *

3. Purpose *

4. Nature of the Banks' rights and obligations *

5. Conditions precedent *

6. Utilisation of the Facility *

7. Interest *

8. Repayment *

9. Cancellation and Prepayment *

10. Taxes *

11. Increased Costs *

12. Illegality *

13. Representations *

14. Financial information *

15. Covenants *

16. financial condition *

17. Events of Default *

18. Default interest, break cost and indemnity *

19. Payments *

20. Currency of account and payment *

21. Set-off *

22. Sharing of payments *

23. Fees *

24. Costs and expenses *

25. The Agent, the Arrangers and the Banks *

26. Transferability *

27. Calculations *

28. Notices *

29. Waiver *

30. Applicable law and jurisdiction *

 SCHEDULE 1 - THE BANKS' COMMITMENTS

SCHEDULE 2 - NOTICE

SCHEDULE 3 - FORM OF PARTNER'S LETTERS

SCHEDULE 4 - FORM OF OPINION OF THE BORROWER'S COUNSEL

SCHEDULE 5 - FORM OF OPINION OF PARTNER'S COUNSEL

SCHEDULE 6 - FACILITY OFFICES AND ADDRESSES FOR NOTICES

SCHEDULE 7 - COMPLIANCE CERTIFICATE

SCHEDULE 8 - FORM OF TRANSFER CERTIFICATE

SCHEDULE 9 - MANDATORY COST FORMULAE

FACILITY AGREEMENT

BETWEEN:

1. RECOM & CO. S.N.C., a Belgian company with its registered office at Quai du Commerce 14-18, 1000 Brussels, RC Brussels 611.914 (the "Borrower");

2. BANK OF AMERICA INTERNATIONAL LIMITED, an English bank with its registered office at 1 Alie Street, London E1 8DE, United Kingdom; and

DEUTSCHE BANK AG, a German bank with its registered office at Taunusanlage 12, 60325 Frankfurt-Am-Main (the "Arrangers");

3. BANK OF AMERICA INTERNATIONAL LIMITED, an English bank with its registered office at 1 Alie Street, London E1 8DE, United Kingdom (the "Agent");

4. BA INTERNATIONAL (NETHERLANDS) B.V., a Dutch company with its registered office at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands;

DEUTSCHE BANK N.V., a Belgian bank with registered office at Lange Gasthuisstraat 9, 2000 Antwerp, H.R. Antwerp 36922;

FORTIS BANK N.V., a Belgian bank with its registered office at Warandeberg 3, 1000 Brussels, H.R. Brussels 76034;

GZB-BANK GENOSSENSCHAFTLICHE ZENTRALBANK AG STUTTGART, a German bank with its registered office at Heilbronner Strasse 41, 70191 Stuttgard, Germany;

BANQUE ET CAISSE D'EPARGNE DE L'ETAT, LUXEMBOURG, a Luxembourg bank with its registered office at 1, Place de Metz, L-2954 Luxembourg;

BAYERISCHE LANDESBANK INTERNATIONAL S.A., a Luxembourg bank with its registered office at Rue Jean Monnet 3, Quartier du Kiem, L 2180 Luxembourg;

DEXIA BANK BELGIUM S.A., a Belgian bank with its registered office at Boulevard Pachéco 44, 1000 Brussels, H.R. Brussels 604748;

LANDESBANK RHEINLAND-PFALZ INTERNATIONAL S.A., a Luxembourg bank with its registered office at 10-12, Boulevard Roosevelt, L-2450 Luxembourg;

LLOYDS TSB BANK PLC, an English bank acting through its Brussels branch at Avenue de Tervueren 2, 1040 Brussels, H.R. Brussels 562.202;

NATEXIS BANQUE (LUXEMBOURG) S.A., a Luxembourg bank with its registered office at Avenue Marie Thérèse, 28, BP 541, L 2015 Luxembourg;

BANQUE GENERALE DU LUXEMBOURG, a Luxembourg bank with its registered office at 50, avenue J.F. Kennedy, L-2951 Luxembourg;

CHIAO TUNG BANK EUROPE N.V., a Dutch bank with its registered office at Atrium Building, Strawinskylaan 3027, 1077 ZX Amsterdam, The Netherlands;

(jointly referred to as the "Banks" and separately as a "Bank").

IT HAS BEEN AGREED AS FOLLOWS:

  Definitions

  In this Agreement, unless the context otherwise requires:

  "Advance" means an advance (as from time to time reduced by prepayment) made or to be made by the Banks hereunder;

  "Applicable Rate" means, in relation to any Advance from time to time during an Interest Period relating thereto and subject to Clause 18.2, the rate per annum which is the sum of the Margin, LIBOR on the Quotation Date therefor and Mandatory Costs, if any;

  "Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time less the aggregate amount of its portion of the Advances which have then been made;

  "Available Facility" means, at any time and save as otherwise provided herein, the Banks' total Commitments less the aggregate amount of the Advances which have then been made;

  "Availibility Period" means the period starting on the date of signing of this Agreement up to six months prior to the Final Maturity Date or the date on which the Available Facility has been reduced to zero;

  "Borrower's Group" means the Borrower and its Subsidiaries at the relevant time;

  "Business Day" means a day on which banks are generally open for business in Brussels, London, and New York City, excluding Saturdays;

  "Commitment" means, in relation to each Bank and save as otherwise provided herein, the amount in United States Dollars set opposite its name in Schedule 1;

  "Date of Drawdown" means, in relation to any Advance, the date specified as such in the Notice of Drawdown for that Advance;

  "Duff & Phelps" means Duff & Phelps Credit Rating Co., Chicago;

  "encumbrance" shall be construed as a reference to a mortgage, pledge, gage sur fonds de commerce, charge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect, or any mandate or promise to create the same;

  "E-Parco" means E-Parco S.A.R.L., a Luxembourg company with its registered office at 4, Boulevard Royal, L-2449 Luxembourg, RC B-68 048;

  "Event of Default" means any of those events specified in Clause 17.1;

  "Event of Termination" means any of those events specified in Clause 16.2;

  "Facility Office" means, in relation to the Agent or any Bank, the office identified in Schedule 6 or such other office as it may from time to time select;

  "Final Maturity Date" means 21 June 2003, provided that if such date is not a Business Day, it shall be the immediately preceding Business Day;

  "Financial Indebtedness" means any indebtedness for or in respect of:

        moneys borrowed;

        any amount raised by acceptance under any acceptance credit facility;

        any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        the amount of any liability in respect of any lease or hire purchase contract which would be treated as a finance or capital lease;

        receivables sold or discounted (other than on a non-recourse basis);

        any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

        any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

        any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

        any amount raised by the issue of redeemable shares;

        any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; or

        (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above;

        "Group" means the Borrower, each Partner and their respective Subsidiaries at the relevant time;

        "Initial Facilities" means (i) the USD 120,000,000 Facility Agreement dated 12 December 1997 and made between the Borrower, ABN AMRO Bank N.V. as Agent, ABN AMRO bank N.V. as Arranger, and the Banks listed in the Schedule thereto, and (ii) the USD 10,000,000 Facility Agreement dated 30 September 1999 and made between the Borrower and Bank of America, N.A. (Antwerp Branch);

        "Instructing Group" means:

        before any of the Advances have been made, a Bank or group of Banks whose Commitments amount in aggregate to 66 2/3% or more of the total Commitments of all Banks; and

        thereafter, a Bank or group of Banks to whom in aggregate 66 2/3% or more of the Advances made are (or, immediately prior to their full repayment, were then) owed;

        "Interest Payment Date" means the date which falls six months after the Date of Drawdown of each Advance, the subsequent six-monthly anniversary dates thereof until the Final Maturity Date, and the Final Maturity Date, provided that if any such date is not a Business Day, it shall be postponed to the next Business Day or, if such next following Business Day falls in another month, it shall be advanced to the immediately preceding Business Day, or any other date that may be agreed between the Borrower and all the Banks;

        "Interest Period" means, in respect of any Advance, each successive period from (but not including) an Interest Payment Date, or in relation to the first such period the Date of Drawdown, to (and including) the next Interest Payment Date.

        "law" shall be construed as including royal decrees and other regulations;

        "LIBOR" means, in relation to any amount owed by the Borrower hereunder on which interest for a given period is to accrue:

        the rate per annum being the British Bankers Association Interest Settlement Rate for deposits in the currency of the relevant amount for such period appearing on Telerate Page 3750 or Telerate Page 3740, as the case may be, as of 11.00 a.m. (London time) on the Quotation Date for such period; or

        if no such offered quotation appears on Telerate Page 3750 or Telerate Page 3740, as the case may be, at the time mentioned in the previous paragraph, the rate per annum determined by the Agent to be the weighted arithmetic mean (rounded upwards, if necessary, to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the currency of such amount and for such period at or about 11.00 a.m. (London time) on the Quotation Date for such period.

  For the purposes of this definition, "Telerate Page 3750", and "Telerate Page 3740" mean the display designated as "Page 3750" or "Page 3740" respectively, on the Telerate Service (or such other page as may replace Page 3750 or Page 3740, as the case may be, on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the relevant currency);

  "Mandatory Costs" means the percentage rate per annum calculated by the Agent in accordance with Schedule 9;

  "Margin" means 1.5% (one and a half per cent.) per annum if and as long as each of the Partners which, as of the date of this Agreement, has a credit rating from any of the following agencies, maintains with regard to its unsecured senior debt at least one rating which is at or above the levels indicated below, or 2% (two per cent.) per annum in other circumstances:

Agency	Minimum rating
Standard & Poor's	BBB-
Moody's	Baa3
Duff & Phelps	BBB-

  "Moody's" means Moody's Investors Service, Inc.;

  "Notice of Drawdown" means a notice substantially in the form set out in Schedule 2;

  "Original Financial Statements" means the audited consolidated financial statements of each Partner (to the extent available) and the audited financial statements of SSC Benelux for their financial years ended 31 December 1999;

  "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union;

  "Partners" means each of E-Parco, SH SA, Shurgard, and Recom;

  "Partners Unlimited Liability" means each Partner's unlimited joint and several liability for all debts of the Borrower, resulting from its status as an unlimited partner of the Borrower pursuant to the SNC Deed;

  "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees;

  "Potential Event of Default" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

  "Potential Event of Termination" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Termination;

  "Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in United States Dollars for delivery on the first day of that period, provided that if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

  "Recom" means Restructuring Competence S.A., a Belgian company with its registered office at Quai du Commerce 18, 1000 Brussels, RC Brussels 580,021;

  "Reference Banks" means Deutsche Bank Luxembourg S.A., Bank of America N.A. and Landesbank Rheinland-Pfalz International SA or such other bank or banks as may from time to time be agreed between the Borrower and the Agent acting on the instructions of an Instructing Group.

  "Repeating Representations" means each of the representations set out in Clause 13.1(a), 13.1(b), 13.1(e) to 13.1(g), 13.1(i) to 13.1(l), 13.1(n) and 13.1(p) to 13.1(x);

  "SH SA" means Storage Holdings S.A., a Belgian company with its registered office at Rue Colonel Bourg 106 box 1, 1130 Brussels, RC Brussels 611.908;

  "Shurgard" means Shurgard Storage Centers Inc., a Washington corporation with its principal executive office at 1155 Valley Street - Suite 400, Seattle, Washington 98109, United States of America;

  "SNC Deed" means the deed of establishment of the Borrower as amended;

  "SSC Benelux" means SSC Benelux & Co. S.C.S., a Belgian company with its registered office at Quai du Commerce 14-18, 1000 Brussels, RC Brussels 587.679;

  "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies;

  "Subsidiary" shall (i) have the meaning defined pursuant to articles 2 and 3 of the royal decree of 6 March 1990 on the consolidated accounts of enterprises or, in respect of Subsidiaries of a U.S. company, shall mean "consolidated subsidiary" as used under generally accepted accounting principles applied in the United States, and (ii) shall include SSC Benelux;

  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

  "Transfer Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower; and

  "United States Dollars" and "USD" each means the lawful currency of the United States of America.

  The facility

  The Banks acting through their respective Facility Offices grant to the Borrower, upon the terms and subject to the conditions hereof, a United States Dollars credit facility in an aggregate amount of USD 168,500,000.

  Purpose

  This facility is intended for:

        the refinancing of the Initial Facilities; and

        the financing of general corporate and working capital requirements of the Borrower's Group in Europe (including, but not limited to, capital expenditures and/or capital increases);

  and the Borrower shall apply all amounts raised by it hereunder for such purposes exclusively.

  Without prejudice to the obligations of the Borrower under this Clause 3, neither the Agent nor the Banks shall be obliged to concern themselves with the application of amounts raised by the Borrower hereunder.

  Nature of the Banks' rights and obligations

    The obligations of each Bank hereunder are several. The failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other Party hereto nor shall any other Party be liable for the failure by such Bank to perform its obligations hereunder.

    The rights of each Bank are several and any debt arising hereunder at any time from the Borrower to any of the other Parties hereto shall be a separate and independent debt except as otherwise stated hereunder. Each such Party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other Party (so that it shall not be necessary for any Party hereto to be joined as an additional party in any proceedings for this purpose).

  Conditions precedent

    Save as the Banks may otherwise unanimously agree, the making of any Advance shall be subject to the following conditions precedent:

        receipt by the Agent at least five Business Days prior to the Date of Drawdown of the first Advance of:

          a copy, certified as being true, complete and up to date by the managing director (gérant) of the Borrower, of the constitutional documents of the Borrower, including the SNC Deed;

          a letter from each Partner substantially in the form of Schedule 3;

          a copy, certified by an authorised representative of the relevant Partner, of a resolution of the board of directors of each Partner approving the transactions contemplated in this Agreement and the execution of the Partner's letter substantially in the form of Schedule 3 by an authorised person;

          a certificate of the managing director (gérant) of the Borrower setting out the names and signatures of the persons authorised to execute on behalf of the Borrower this Agreement and any documents to be delivered pursuant hereto;

          evidence of the powers of signature of the persons entitled to execute this Agreement on behalf of the Borrower;

          a Belgian law opinion of De Bandt, Van Hecke, Lagae & Loesh, counsel to the Borrower, substantially in the form of Schedule 4; and

          a legal opinion of external counsel to each Partner as to the laws of such Partner's home jurisdiction substantially in the form of Schedule 5;

        all such documents to be satisfactory in form and substance to the Agent;

        that no Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination has occurred and is continuing; and

        that the representations set out in Clause 13 remain true and correct.

    The Agent shall, as soon as possible, and in any event before close of business three Business Days prior to the proposed Date of Drawdown, after satisfaction of all conditions precedent set out in Clause 5.1(a), advise the Banks and the Borrower thereof.

  Utilisation of the Facility

    Subject to the conditions precedent set out in Clause 5, the Borrower may from time to time during the Availibility Period request the making of an Advance by the delivery to the Agent, not more than ten nor less than five Business Days before the proposed Date of Drawdown, of a duly completed Notice of Drawdown, stating the proposed utilisation of the requested Advance (which should fall within the purpose of the facility as specified in Clause 3).

    Each Notice of Drawdown delivered to the Agent shall be irrevocable and shall specify:

        the proposed Date of Drawdown for the Advance requested, which shall be a Business Day falling at least six months before the Final Maturity Date and which shall be at least five Business Days after the date upon which the previous Advance (if any) was made hereunder;

        the amount of the Advance requested, which shall be minimum USD 2,500,000 and an integral multiple of USD 2,500,000 and which shall not exceed the Available Facility or which shall be equal to the amount of the Available Facility; and

        the account to which the proceeds of the proposed Advance are to be paid.

    If the Borrower requests an Advance in accordance with the preceding provisions of this Clause 6, such Advance will be made in accordance with the provisions hereof on the proposed Date of Drawdown, unless:

        on such date an Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination has occurred; and/or the representations set out in Clause 13 are not true and correct; and/or there would, immediately after the making of such Advance, be more than five Advances outstanding; and/or any of the events mentioned in Clauses 7.3 or 7.4 has occurred.

    except if all the Banks nevertheless agree to make such Advance.

    The first Advance requested under this Agreement shall be equal to USD 130,000,000 and shall be available to be drawn up to 10 August 2000 (inclusive), and shall be used for the repayment of the Borrower's outstanding debt (including any interest fees and other sums due) under the Initial Facilities. If this Advance of USD 130,000,000 has not been drawn before 10 August 2000 (inclusive) the facility shall be reduced to USD 30,000,000 (even if the first Advance could not be drawn because the Conditions Precedent specified in Clause 5 were not satisfied), unless the Agent acting in accordance with instructions of an Instructing Group agrees to extend the availability period for this first Advance of USD 130,000,000.

    Each Bank will participate in each Advance in the proportion that its Commitment bears to the total of the Commitments.

    The Agent shall in respect of each Advance notify each Bank no later than three Business Days before the proposed Date of Drawdown for the requested Advance by swift message, telex, telefax or letter of the aggregate principal amount allocated to it pursuant to this Clause 6.

  Interest

    On each Interest Payment Date and on the Final Maturity Date, the Borrower shall pay interest accrued on each Advance for the immediately preceding Interest Period in respect of each such Advance.

    Interest shall be calculated at the Applicable Rate on the basis of the actual number of days elapsed and a year of 360 days.

    Subject to Clause 7.4, if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation at our about 11:00 a.m. on the Quotation Date for an Interest Period in respect of such Advance, the applicable LIBOR shall be determined on the basis of the quotations for the remaining Reference Banks.

    If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on each Bank's share of that Advance for the Interest Period shall be the rate per annum which is the sum of:

        the Margin;

        the rate notified to the Agent by that Bank as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Bank of funding its participation in that Advance from whatever source it may reasonably select; and

        the Mandatory Costs, if any, applicable to that Bank's participation in the Advance.

    In this Agreement "Market Disruption Event" means:

    at or about noon on the Quotation Date LIBOR is to be determined by reference to Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant period; or

    before close of business in London on the Quotation Date for the relevant Interest Period, the Agent receives notifications from a Bank or Banks (whose participations in an Advance shall be equal to or exceed 35% (thirty-five per cent. of that Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

    If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

Any alternative basis agreed pursuant to the previous paragraph shall, with the prior consent of all the Banks and the Borrower, be binding on all Parties.

  Repayment

  The Borrower shall repay all Advances in full on the Final Maturity Date.

  Cancellation and Prepayment

    The Borrower may, by giving to the Agent not less than thirty days' prior notice to that effect, cancel the whole or any part (being an amount or integral multiple of USD 5,000,000) of the Available Facility; any such cancellation shall reduce the Available Commitments of the Banks rateably.

    The Borrower may prepay the whole or any part (being an amount or integral multiple of USD 5,000,000) of any Advance on any Interest Payment Date relating to such Advance, provided that it has given to the Agent not less than thirty days' prior notice to that effect.

    Any notice of prepayment given by the Borrower pursuant to this Clause 9 shall be irrevocable, shall specify the amount of such prepayment (failing such specification, it shall be deemed to relate to the entire amount of all Advances) and shall oblige the Borrower to make such prepayment on such date.

    If the Borrower is to make an additional payment to any Bank under Clause 10.2, or if any Bank claims indemnification from the Borrower under Clause  10.3 or 11.1, the Borrower may within thirty days of being informed of such claim, and subject to the condition set out in Clause 18.3, give notice to the Agent that it elects to prepay, on a date which is not less than 10 days and not more than 90 days after the giving of such notice, such Bank's entire share of the Advances.

    Any notice of prepayment given by the Borrower pursuant to this Clause 9.3 shall be irrevocable, shall oblige the Borrower to prepay on such date the relevant Bank's share of the Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder, and shall result in the immediate cancellation of the Available Commitment of such Bank.

    The Borrower shall not repay all or any part of the Advances except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid.

  Taxes

    Definitions

    In this Clause 10:

"Protected Party" means a Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under this Agreement.

"Qualifying Bank" means a Bank which is (on the date a payment falls due):

          a credit institution with its head office in Belgium;

          a credit institution acting through a Facility Office established in Belgium; or

          a credit institution or financial institution which has the benefit of an exemption of Belgian withholding tax on interest payable to it by the Borrower pursuant to an applicable tax treaty (a "Treaty Bank").

"Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Agreement.

"Tax Payment" means an increased payment made by the Borrower to a Bank under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

    In this Clause 10 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

    Tax gross-up

    The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

    The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.

    If a Tax Deduction is required by law to be made by the Borrower in one of the circumstances set out in paragraph (d) below, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

    The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

          is the Agent or any of the Arrangers (on its own behalf); or

          is a Qualifying Bank, unless that Qualifying Bank is a Treaty Bank and the Borrower is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Bank to comply with paragraph (g) below; or

          is not or has ceased to be a Qualifying Bank to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

    If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

    Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Bank entitled to the payment evidence reasonably satisfactory to that Bank that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

    Each Treaty Bank undertakes to deliver to the Borrower, within three months of the Borrower's request to that effect, the necessary tax certificates to ensure that all payments received by it under this Agreement may be made free of any deduction or withholding of tax, and the Borrower shall provide such Treaty Bank with the necessary assistance in this respect and shall timely request the necessary certificates from each Treaty Bank.

    Tax indemnity

        The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

        Paragraph (a) above shall not apply with respect to any Tax assessed on:

          a Bank:

            under the law of the jurisdiction in which that Bank is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Bank is treated as resident for tax purposes; or

            under the law of the jurisdiction in which that Bank's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

          if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Bank; or

          the Agent, as a result of the failure by a Bank to satisfy on the due date of a payment of interest either of the conditions set out in paragraphs (a) and (b) of Clause 10.5 (Banks' Tax Status Confirmation).

        A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

        A Protected Party shall, on receiving a payment from the Borrower under this Clause 10.3, notify the Agent.

    Tax Credit

    If the Borrower makes a Tax Payment and the relevant Bank determines that:

          a Tax Credit is attributable to that Tax Payment; and

          that Bank has obtained, utilised and retained that Tax Credit,

    the Bank shall pay an amount to the Borrower which that Bank determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

    Banks' Tax Status Confirmation

    Each Bank confirms in favour of the Agent (on the date hereof or, in the case of a Bank which becomes a Party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:

        it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Advance and the interest thereon; or

        it is a bank as defined for the purposes of Section 349 of the UK Income and Corporation Taxes Act 1988 and is beneficially entitled to its share of the Advance and the interest thereon,

and each Bank shall promptly notify the Agent if there is any change in its position from that set out above.

  Increased Costs

    If, by reason of any change in law or in its interpretation and/or compliance with such changed law and/or compliance with any request from or requirement of any central bank or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources):

        a Bank or any holding company of such Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making any Advances hereunder;

        a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank's having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

        there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining a class of advances which includes such Bank's share of any of the Advances; or

        a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of such Bank's Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to its share of any of the Advances and/or to any sum received or receivable by it hereunder, then the Borrower shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be, (a) such cost, (b) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder), (c) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining advances hereunder) or (d) such liability.

    A Bank intending to make a claim pursuant to Clause 11.1 shall notify the Agent of the event by reason of which it is entitled to do so, whereupon the Agent shall notify the Borrower thereof, provided that such Bank shall not be required to disclose any confidential information relating to the organisation of its affairs.

  Illegality

        If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all or any part of its share of any of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a certificate to that effect and:

        such Bank shall not thereafter be obliged to contribute to the Advances to be made hereunder and the amount of its Available Commitment shall be immediately reduced to zero; and

        if the Agent on behalf of such Bank so requires, the Borrower shall on such date as the Agent shall have specified repay such Bank's share of the Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

  Representations

    The Borrower makes the representations and warranties set out in this Clause 13 to each Bank on the date of this Agreement:

        it is an unlimited partnership company (société en nom collectif / vennootschap onder firma) duly incorporated and validly existing under the laws of Belgium and not in liquidation, with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other action required to authorise its execution and performance of this Agreement has been duly taken; each Partner is a corporation duly incorporated, validly existing and not in liquidation, with power to enter into the SNC Deed and to perform its obligations pursuant to the Partners Unlimited Liability, and all corporate and other action required to authorise its execution and performance of the SNC Deed and the Partners Unlimited Liability has been duly taken;

        each Partner is an unlimited partner of the Borrower, and is jointly and severally liable for all obligations of the Borrower under this Agreement;

        under the laws of Belgium in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make hereunder;

        under the laws of Belgium in force at the date hereof, the claims of the Agent, the Arrangers and the Banks against the Borrower under this Agreement will rank at least pari passu with the claims of all its other unsecured creditors other than claims having the benefit of statutory preferences; under the laws of Belgium and the jurisdiction of incorporation of the relevant Partner in force at the date hereof, the claims of the Agent, the Arrangers and the Banks against each Partner pursuant to the Partners Unlimited Liability will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors other than claims having the benefit of statutory preferences;

        in any proceedings taken in Belgium in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit or enforcement; in any proceedings taken in Belgium or in the jurisdiction of incorporation of the relevant Partner in relation to the Partners Unlimited Liability, no Partner will be entitled to claim for itself or any of its assets immunity from suit or enforcement;

        in any proceedings taken in Belgium in relation to this Agreement, and in any proceedings taken in Belgium or in the jurisdiction of incorporation of the relevant Partner in relation to the Partners Unlimited Liability, the choice of Belgian law as the governing law thereof and any judgment obtained in Belgium will be recognised and enforced;

        all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding, and (c) to make this Agreement admissible in evidence in Belgium have been done, fulfilled and performed; all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable each Partner lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the SNC Deed, (b) to ensure that the obligations assumed in respect of the Partners Unlimited Liability are legal, valid and binding, and (c) to make the SNC Deed admissible in evidence in Belgium have been done, fulfilled and performed;

        under the laws of Belgium in force at the date hereof, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in Belgium or that any stamp, registration or similar tax be paid on or in relation to this Agreement (except for a stamp duty of BEF 6 in relation to each copy of this Agreement);

        the obligations expressed to be assumed by it in this Agreement are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof; the Partners Unlimited Liability constitutes legal and valid obligations binding on each Partner;

        no member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower's knowledge and belief) threatened against any member of the Group for its bankruptcy, concordat, sursis de paiement, liquidation, dissolution or for the appointment of an administrateur judiciaire, séquestre or for any similar proceedings or the appointment of any similar officer in any jurisdiction;

        no member of the Group is in breach of or in default under any agreement to which it is a party in a manner which might have a material adverse effect on the business or financial condition of any Partner, the Borrower or any other member of the Group;

        no action or administrative proceeding of or before any court or agency which might have a material adverse effect on the business or financial condition of any Partner, the Borrower or any other member of the Group has been started or threatened;

        the Original Financial Statements were prepared in accordance with generally accepted accounting principles in the United States (in respect of Shurgard), Belgian accounting law (in respect of SH SA, Recom and SSC Benelux) or Luxembourg accounting law (in respect of E-Parco), consistently applied and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the companies they relate to at the date as of which they were prepared and the results of the operations of these companies during the financial year then ended;

        since adoption of the Original Financial Statements, and except as disclosed in the financial statements delivered to the Banks in accordance with the terms hereof, there has been no material adverse change in the business or financial condition of any member of the Group;

        as at the date as of which the Original Financial Statements were prepared none of the companies they relate to had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against;

        all the written information supplied by any Partner, the Borrower or any other member of the Group to the Agent and the Banks in connection herewith is true, complete and accurate in all material respects when given and it is not aware of any material facts or circumstances that have not been disclosed to the Agent and the Banks and which may, if disclosed, adversely affect the reasonable decision of a person considering whether or not to provide finance to the Borrower;

        it and each Partner satisfies all affirmative and negative covenants and (except in respect of Shurgard for which specific financial covenants have been agreed in this Agreement) all financial covenants provided for in respect of any other financial indebtedness of respectively the Borrower or such Partner, in particular as such financial covenants are summarised in the written information supplied by any Partner, the Borrower or any other member of the Group to the Agent and the Banks in connection herewith;

        it and each Partner complies with the terms of their respective constitutive or organisational documents;

        the execution of this Agreement and the SNC Deed and the exercise by it or the Partners, respectively, of their rights and the performance of their obligations hereunder and thereunder will not result in the existence of nor oblige the Borrower, any Partner or any other member of the Group to create any encumbrance over all or any of their present or future revenues or assets;

        the execution of this Agreement and the SNC Deed and the exercise by it or the Partners, respectively, of their rights and the performance of their obligations hereunder and thereunder do not and will not:

          conflict with any agreement to which it or any Partner is a party;

          conflict with the Borrower's statutes or the constitutive or organisational documents of any Partner; or

          conflict with any applicable law or official or judicial order;

        the execution of this Agreement and the SNC Deed constitutes, and the exercise by the Borrower and each Partner of their rights and the performance by the Borrower and each Partner of their obligations hereunder and thereunder will constitute, private and commercial acts done and performed for private and commercial purposes;

        no Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination has occurred;

        no event or circumstance has occurred, nor is it aware of any communications or proceedings, which would or may have a material adverse effect on its ability to comply with its obligations under this Agreement or each Partner's ability to comply with its obligations under its Partner's Unlimited Liability; and

        it has not incurred any other Financial Indebtedness except for (i) the Initial Facilities and/or (ii) any Financial Indebtedness incurred in the ordinary course of its daily business and/or (iii) any hedging transaction entered into for the purpose of hedging its exposure under this Agreement.

    The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on:

        the date of each Notice of Drawdown;

        the date on which an Advance is made; and

        each Interest Payment Date.

  Financial information

    The Borrower shall:

        as soon as the same become available, but in any event within 120 days after the end of each financial year, deliver to the Agent in sufficient copies for the Banks its consolidated (if any) and non-consolidated audited financial statements (as signed by the gérant, and including the auditor's report), the consolidated (to the extent that such statements are usually prepared) or non-consolidated audited financial statements (if no consolidated statements are usually prepared) of each Partner (as signed by the authorised persons, and, if applicable, including the auditor's report), and the consolidated (if any) and non-consolidated audited financial statements of SSC Benelux for such financial year (as signed by two directors, and including the auditor's report);

        as soon as the same become available, but in any event within 90 days after the end of the first half of each of the financial years of, respectively, itself and SSC Benelux, deliver to the Agent in sufficient copies for the Banks its financial statements and the financial statements of SSC Benelux for such period;

        as soon as and to the extent the same become available, deliver to the Agent in sufficient copies for the Banks any regularly published interim quarterly financial statements of each Partner;

        promptly deliver to the Agent in sufficient copies for the Banks its annual financial projections and budget as well as that of the Borrower's Group provided that the Agent and the Banks shall keep such information confidential;

        promptly deliver to the Agent in sufficient copies for the Banks the approved annual business plan of each of the Partners provided that the Agent and the Banks shall keep such information confidential;

        deliver to the Agent on a quarterly basis and in sufficient copies for the Banks occupancy rate reports plus the average rent per square meter relating to any storage site located in any European country where the Borrower's Group is operating its business; and

        from time to time on the request of the Agent, furnish the Agent in sufficient copies for the Banks with such readily available information about the business and financial condition of itself and any other member of the Group as the Agent may reasonably require.

    The Borrower shall, and shall ensure that SSC Benelux shall, prepare its financial statements to be delivered by it pursuant to Clause 14.1 in the long form (schéma complet) set out by Belgian accounting law, and shall not avail itself of any dispensation therefrom that it may be entitled to by reason of its specific company status and/or its size.

    The Borrower shall ensure that:

        each set of financial statements delivered by it pursuant to Clause 14.1 is prepared in accordance with generally accepted accounting principles in the United States (in respect of Shurgard), Belgian accounting law (in respect of SH SA, Recom and SCC Benelux) and Luxembourg accounting law (in respect of E-Parco) (subject always to Clause 14.2); and

        each set of financial statements delivered by it pursuant to paragraph (a) of Clause 14.1 has been audited (if applicable) by reputable auditors of international standing recognised in their respective jurisdiction.

    Each of the quarterly financial statements delivered under Clause 14.1(c) shall be accompanied by a compliance certificate substantially in the form of Schedule 7 part A or part B, as the case may be, signed by an authorised officer of the relevant Partner.

  Covenants

    The Borrower shall:

        obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licences and consents required in or by the laws of Belgium to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in Belgium of this Agreement;

        procure that each member of the Borrower's Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent and subject to such self-insurance as is usual for companies carrying on a business such as that carried on by such member of the Borrower's Group;

        before the proposed making of an Advance, notify the Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations contained in Clause 13 being untrue at or before the time of the proposed making of such Advance;

        promptly inform the Agent of the occurrence of any Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination has occurred;

        ensure that at all times the claims of the Agent and the Banks against it under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors other than claims having the benefit of statutory preferences;

        ensure that at all times the claims of the Agent and the Banks against each Partner pursuant to the Partners Unlimited Liability rank at least pari passu with the claims of all other unsecured creditors of such Partner other than claims having the benefit of statutory preferences;

        ensure that at all times, any material obligation (whether incurred as principal or as surety) of any Partner for the payment or repayment of money, whether present or future, actual or contingent, shall be fully disclosed to the Agents and the Banks; and

        procure that all companies in the Borrower's Group are (and any newly acquired companies will be) active in the storage/warehouse business.

    The Borrower shall not, without the prior written consent of all the Banks:

        create or permit to subsist any encumbrance over all or any of its present or future revenues or assets other than (i) any encumbrance which has been disclosed in writing to the Agent and the Banks prior to the execution hereof and secures only indebtedness outstanding at the date hereof, (ii) any encumbrance existing at the time when a corporation is merged into, consolidated with or acquired by the Borrower and not created in contemplation of such event, and (iii) any encumbrance arising by operation of law;

        make any loans (other than to any other member of the Borrower's Group), grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

        engage in any business other than the holding of a majority participation as a limited partner (commanditaire) in SSC Benelux and controlling participations in other Subsidiaries and the financing of such Subsidiaries;

        create, assume, incur or otherwise permit to be outstanding any Financial Indebtedness other than (i) its indebtedness under this Agreement, (ii) indebtedness incurred in the ordinary course of daily business, or (iii) indebtedness incurred as a result of a hedging transaction entered into for the purpose of hedging its exposure under this Agreement;

        declare and pay any dividend, or reduce or otherwise repay all or part of its capital;

        and it shall ensure that each other member of the Borrower's Group or each Partner shall not sell, lease, transfer or otherwise dispose of the whole or a substantial part of its assets (the book value of which is 15% or more of the book value of the whole), in a single transaction or by a number of transactions, except for transactions entered into (i) in the ordinary course of business, (ii) for full value on normal commercial terms and covering full costs, or (iii) among the Borrower and its Subsidiaries and the Partners on arm's length consideration on normal commercial terms; nor amend or delete articles 5 (Duration) and 7 (Transfer of shares) of the SNC Deed.

  financial condition

    In this Clause 16:

    "Consolidated Stockholders Equity" means at any time the sum of common stock, preferred stock, accumulated net income less distributions and accumulated other comprehensive income.

    "EBITDA" means, for any Relevant Period, net income before interest expenses, income taxes, depreciation and amortisation and before any extra-ordinary gains and/or losses.

    "Liabilities" means at any time the aggregate amount of consolidated on-balance liabilities including the liability (inclusive of accrued interest) with regard to this Agreement.

    "Interest Expense" means, for any Relevant Period, the sum of all interest expense during such period (whether or not actually paid during such period).

    "Relevant Period" means each period of three months ending on the last day of each quarter of a financial year.

    "Secured Debt" means at any time any on-balance sheet indebtedness that is secured by an asset and/or revenues that are pledged or encumbered to ensure payment of such indebtedness.

    "Total Assets" means at any time total consolidated assets after deduction of (i) any amount in excess of $30,000,000 accounted goodwill and (ii) treasury stock.

    The above terms are based on US GAAP which is used by Shurgard for its 10K and 10Q regulatory filings with the US Securities and Exchange Commission.

    An Event of Termination shall occur if:

        Shurgard's Consolidated Stockholders Equity, after deduction of (i) any amount in excess of $30,000,000 accounted goodwill and (ii) treasury stock, is at any time less than $575,000,000;

        Shurgard's ratio of Liabilities to Consolidated Stockholders Equity at any time exceeds 1.3 : 1;

        Shurgard's ratio of EBITDA to Interest Expense in respect of any Relevant Period falls below 2.25 : 1; and

        Shurgard's ratio of Secured Debt to Total Assets at any time exceeds 0.30 : 1.

    The financial conditions set out in Clause 16.2 shall be tested quarterly by reference to each of the consolidated financial statements delivered by the Borrower pursuant to Clause 14.1.

    Upon the occurrence of an Event of Termination the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower declare that the Advances shall become immediately due and payable together with accrued interest thereon and any other sums owed by the Borrower hereunder, and that the Available Commitment of each Bank shall be cancelled.

  Events of Default

    An Event of Default shall occur if:

        the Borrower fails to pay any sum due from it hereunder at the time, in the currency and in the manner specified herein and continuance of such default for more than five Business Days;

        any representation or statement made by the Borrower in this Agreement or in any notice or other document delivered by it in connection herewith is or proves to have been materially incorrect or misleading when made and, if the effect of such materially incorrect or misleading representation is capable of being remedied, it is not remedied within 15 days of the Agent giving the Borrower notice in respect thereof;

        the Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clauses 14 or 15 (including any obligations imposed on the Partners and ensured by it) and, if capable of being remedied, such failure is not remedied within 15 days of the Agent giving the Borrower notice in respect thereof;

        any Partner ceases to be an unlimited partner of the Borrower, or otherwise ceases to be jointly and severally liable for all obligations of the Borrower under this Agreement;

        any Partner fails to satisfy any of the affirmative and negative covenants or (except in respect of Shurgard for which specific financial covenants have been agreed in this Agreement) any of the financial covenants provided for in respect of any other financial indebtedness of such Partner (in particular as such financial covenants are summarised in the written information supplied by any Partner, the Borrower or any other member of the Group to the Agent and the Banks in connection herewith), as such other financial indebtedness and financial covenants exist as of the date hereof and assuming that these financial covenants continue to apply unmodified as long as any sum or Available Commitment shall be outstanding under this Agreement;

        any Partner fails to comply with the terms of its respective constitutive or organisational documents;

        the Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement and such failure is not remedied within 10 days after the Agent has given notice thereof to the Borrower;

        any indebtedness of any one or more members of the Group in an aggregate amount of USD 1,000,000 or more (or the equivalent thereof in other currencies) is not paid when due, any such indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity, or any creditor or creditors become entitled to declare any such indebtedness due and payable prior to its specified maturity;

        the Borrower, any Partner or any other member of the Group is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness, or makes a general assignment for the benefit of or a composition with its creditors;

        the Borrower, any Partner or any other member of the Group is declared bankrupt, is defendant in an action for its bankruptcy which remains undismissed for a period of thirty days, applies for concordat judiciaire or sursis de paiement, is dissolved or enters in liquidation, or an administrateur judiciaire, commissaire spécial, séquestre or similar officer is appointed in relation to the Borrower, any Partner or any other member of the Group, or any similar event occurs under the laws of any jurisdiction;

        the Borrower, any Partner or any other member of the Group takes any corporate or other formal action with a view to any of the events set out in the preceding paragraph;

        any executory seizure (saisie exécution) is made on all or a material part of the assets of the Borrower, any Partner or any other member of the Group, or any conservatory seizure (saisie conservatoire) is made thereon and is not lifted within 30 days of its first being made, or any similar event occurs under the laws of any jurisdiction;

        by or under the authority of any government, (a) the management of the Borrower, any Partner or any other member of the Group is wholly or partially displaced or the authority of the Borrower, any Partner or any other member of the Group in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of the Borrower, any Partner or any other member of the Group or the whole or any part (the book value of which is 15% or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired;

        the Borrower, any Partner or any other significant member of the Group ceases to carry on the core business it carries on at the date hereof;

        at any time any act, condition or thing required to be done, fulfilled or performed in order (a) to enable the Borrower or any Partner, respectively, lawfully to enter into and perform the obligations expressed to be assumed by them in this Agreement or pursuant to the Partners Unlimited Liability, (b) to ensure that the obligations expressed to be assumed by the Borrower or any Partner in this Agreement or pursuant to the Partners Unlimited Liability are legal, valid and binding or (c) to make this Agreement or the SNC Deed admissible in evidence in Belgium is not done, fulfilled or performed and, if capable of being remedied, the same is not remedied within 15 days of the Agent giving the Borrower notice in respect thereof;

        at any time it is or becomes unlawful for the Borrower or any Partner, respectively, to perform or comply with any or all of their obligations under this Agreement or pursuant to the Partners Unlimited Liability, or any of the obligations of the Borrower or any Partner under this Agreement or the SNC Deed are not or cease to be legal, valid and binding and, if capable of being remedied, the same is not remedied within 15 days of the Agent giving the Borrower notice in respect thereof; or

        there occurs a material adverse change in the business or financial condition of the Borrower, any Partner or any other member of the Group which gives reasonable grounds in the opinion of an Instructing Group for belief that the Borrower or any Partner may not (or may be unable to) comply with its obligations under this Agreement or pursuant to the Partners Unlimited Liability and, if capable of being remedied, the same is not remedied within 15 days of the Agent giving the Borrower notice in respect thereof.

        any Partner guarantees any secured obligations of any member of the Borrower's Group or of any European Subsidiary of any Partner provided that no Event of Default shall occur if the Partner's guarantee is given in exchange for a release of the security granted in connection with such obligations; or

        any member of the Borrower's Group or any European Subsidiary of any Partner whose obligations are completely or partially guaranteed by any Partner grants security in connection with such guaranteed obligations; or

        any other company in Europe in which any Partner is or becomes an unlimited liability partner, grants security over its assets.

    Upon the occurrence of any Event of Default under paragraphs (i) to (k) of Clause 17.1, the Advances shall become immediately due and payable together with accrued interest thereon and any other sums owed by the Borrower hereunder, and the Available Commitment of each Bank shall be cancelled, provided that the Agent may (and, if so instructed by all the Banks, shall) by written notice to the Borrower waive the immediate effect of any such Event of Default.

  Upon the occurrence of any other Event of Default or if the Agent shall have waived the immediate effect of any Event of Default referred to in the preceding paragraph, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower declare that the Advances shall become immediately due and payable together with accrued interest thereon and any other sums owed by the Borrower hereunder, and that the Available Commitment of each Bank shall be cancelled.

  Default interest, break cost and indemnity

    If any sum due and payable by the Borrower hereunder or under any judgment rendered in connection herewith is not paid on the due date therefor, such sum shall bear interest as of right and without notice at the U.S. Prime rate (being the rate published by the Board of Governors of the Federal Reserve System in its weekly statistical review designated as H.15(519) or any successor publication opposite the caption "Bank Prime Loan" or, if such publication is not yet available at the relevant time, the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate) plus 3% from the due date thereof (or, in the case of a sum due as interest, as soon as permitted by article 1154 of the Belgian Civil Code) until actual payment. Any such interest shall accrue and be payable daily.

    If and as long as any sum due and payable by the Borrower hereunder or under any judgment rendered in connection herewith shall remain outstanding, the Applicable Rate shall be increased by 0.5%.

    If any Advance or any part thereof (the "prepaid amount") becomes payable or is paid on a date other than on the last day of an Interest Period relating to that Advance, whether by reason of an Event of Default, an Event of Termination, the exercise by the Borrower of a prepayment option according to Clause 9.3, or for any other reason whatsoever, then the Borrower shall on such date (the "early payment date") pay to the Agent on demand for account of each Bank concerned an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a United States Dollars deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

    The Borrower undertakes to indemnify:

        each of the Agent, the Arrangers and the Banks against any loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may incur as a consequence of the occurrence of any Event of Default, an Event of Termination, or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement; and

        each Bank against any loss it may suffer as a result of its funding or hedging an Advance if such Advance is not made on the expected date or at all by reason of the operation of any one or more of the provisions hereof.

  Payments

    All United States Dollar payments due by the Borrower or any Bank hereunder shall be made available to the Agent by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the account number 37/60564 with Bank of America N.A. (or such other account or bank as the Agent may have specified for this purpose) for further credit to the Agent on account number 10985218 opened with Bank of America International Limited.

    Save as otherwise provided herein, each payment received by the Agent for the account of a Bank or the Borrower pursuant to Clause 19.1 shall be made available by the Agent to the relevant beneficiary for value the same day (or, if the payment shall have been received by the Agent after 11:00 a.m., New York time, for value the next following Business Day) by transfer to such account of such beneficiary with such bank in New York City as such beneficiary shall have previously notified to the Agent.

    Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received it.

    If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower, the Agent shall apply that payment towards the obligations of the Borrower in the following order:

        first, in or towards payment pro rata of any unpaid fees, costs and expenses or the Agent under this Agreement;

        secondly, in or towards payment pro rata of any accrued interest;

        thirdly in or towards payment pro rata of any commission due but unpaid under this Agreement;

        fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement;

        fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

    The Agent shall, if so directed by an Instructing Group, vary the order set out in paragraphs 19.4(c) to 19.4(e) above.

  Currency of account and payment

    The United States Dollar is the currency of account and payment for the purposes of this Agreement, provided that each payment in respect of costs and expenses shall be made in the currency in which the same were incurred, and each payment pursuant to Clause 10.2 or 11.1 shall be made in the currency specified by the Party claiming thereunder.

    If any amount payable to the Agent or a Bank is received in another currency than that in which it was due, whether as a result of a judgment or otherwise, and if the net proceeds of the conversion of the amount so received in the currency in which such amount was due, fall short of the amount due in such currency, the Borrower shall indemnify the Agent or such Bank against the shortfall.

  Set-off

  The Borrower authorises each Bank to apply any credit balance to which the Borrower is entitled on any account of the Borrower with that Bank in satisfaction of any sum due and payable from the Borrower to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Without prejudice to the effects of any set-off made by the operation of law, no Bank shall be obliged to exercise any right given to it by this Clause 21.

  Sharing of payments

    Payments to Banks

    If a Bank (a "Recovering Bank") receives or recovers any amount from the Borrower other than in accordance with Clause 19 and applies that amount to a payment due under this Agreement then:

        the Recovering Bank shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

        the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Bank would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause19, without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

        the Recovering Bank shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Bank as its share of any payment to be made, in accordance with Clause19.

    Redistribution of payments

    The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Banks (other than the Recovering Bank) in accordance with Clause 19.4.

    Recovering Bank's rights

      On a distribution by the Agent under Clause 22.2, the Recovering Bank will be subrogated to the rights of the Banks which have shared in the redistribution.

      If and to the extent that the Recovering Bank is not able to rely on its rights under paragraph 22.3.1 above, the Borrower shall be liable to the Recovering Bank for a debt equal to the Sharing Payment which is immediately due and payable.

    Reversal of redistribution

    If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by that Recovering Bank, then:

        each Bank which has received a share of the relevant Sharing Payment pursuant to Clause 22.2 shall, upon request of the Agent, pay to the Agent for account of that Recovering Bank an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Bank for its proportion of any interest on the Sharing Payment which that Recovering Bank is required to pay); and

        that Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Bank for the amount so reimbursed.

    Exceptions

      This Clause 22 shall not apply to the extent that the Recovering Bank would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

      A Recovering Bank is not obliged to share with any other Bank any amount which the Recovering Bank has received or recovered as a result of taking legal or arbitration proceedings, if:

    it notified the other Banks of the legal or arbitration proceedings; and

    the other Banks had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

  Fees

    The Borrower shall pay to the Agent for its own account the agency fee specified in the letter of even date herewith from the Agent to the Borrower at the times, and in the amounts specified in such letter.

    The Borrower shall pay to the Arranger the arrangement fee specified in the letter of even date herewith from the Arrangers to the Borrower at the times, and in the amounts, specified in such letter.

    The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the amount of such Bank's Available Commitment from day to day during the Availability Period, such fee to be calculated at the rate of 0.50% per annum on the basis of the actual number of days elapsed and a year of 360 days and payable quarterly in arrears on each quarterly anniversary date of the date of signing of this Agreement, or in the event of a repayment in full of the Advances prior to the Final Maturity Date, on the date of repayment thereof on a pro rata temporis basis.

  Costs and expenses

    The Borrower shall, within five Business Days after the date of signing of this Agreement, reimburse the Agent and the Arrangers for all costs and expenses (including legal fees) together with any VAT thereon incurred by them in connection with the negotiation, preparation, syndication and execution of this Agreement and the completion of the transactions contemplated herein or therein, subject to the limitation specified in the letter of even date herewith from the Agent to the Borrower.

    The Borrower shall, from time to time on demand of the Agent reimburse the Agent, the Arrangers and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent, the Arrangers and the Banks under this Agreement and/or the Partners Unlimited Liability.

    The Borrower shall pay all stamp, registration duties and other taxes to which this Agreement, the SNC Deed or any judgment given in connection with this Agreement or the Partners Unlimited Liability is or at any time may be subject and shall indemnify the Agent, the Arrangers and the Banks against any liabilities and expenses resulting from any failure to pay or any delay in paying any such tax.

    If the Borrower fails to perform any of its obligations under this Clause 24, each Bank shall, pro rata to its share of the Advance (or, before any Advance is made, pro rata to its Commitment), indemnify the Agent and the Arrangers against any loss incurred by it as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 24.4.

  The Agent, the Arrangers and the Banks

    Each Bank appoints the Agent to act as its agent in connection herewith, with the powers specifically delegated to the Agent by the terms hereof together with all such powers as are reasonably incidental thereto.

    The Agent may:

        assume that any representation made by the Borrower in connection with this Agreement is true and that no Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination has occurred, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other Party hereto, or in the case of a payment default, actual knowledge thereof;

        engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem desirable and rely upon any advice so obtained;

        rely upon any communication or document believed by it to be genuine;

        refrain from exercising any power vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such power is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

        refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising in connection with this Agreement or the Partners Unlimited Liability until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all expenses (including legal fees) and liabilities together with any VAT thereon which it will or may incur in complying with such instructions.

    The Agent shall:

        promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from the Borrower hereunder;

        promptly notify each Bank of the occurrence of any Event of Default, any Event of Termination or any default by the Borrower in the due performance of or compliance with its obligations under this Agreement of which the Agent has notice from any other Party hereto;

        save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and all Banks; and

        if so instructed by an Instructing Group, refrain from exercising any power vested in it as agent hereunder.

    The Agent shall not be under any obligations other than those for which express provision is made herein.

    The Agent, if it has the prior written consent of an Instructing Group, and the Borrower may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Banks, the Arrangers and the Borrower, provided that:

        no such waiver or amendment shall subject any Party hereto to any new or additional obligations without the consent of such Party;

        without the prior written consent of all the Banks, no such amendment or waiver shall:

          amend or waive any provision of Clause 4, Clause 21 or this Clause 25.5;

          reduce the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from the Borrower hereunder to which any Bank is entitled;

          change the principal amount of any Advance, or extend the Final Maturity Date;

          change the Margin, change the amount or defer an Interest Payment Date or any date for the payment of fees or any other amount payable hereunder to all or any of the Agent, the Arrangers and the Banks;

          extend the Availability Period;

          amend the definition of Instructing Group; or

          amend any provision which contemplates the need for the consent or approval of all the Banks; and

        notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

          amend or waive any provision of this Clause 25 or Clause 24; or

          otherwise amend or waive any of the Agent's or the Arrangers' rights hereunder or subject the Agent or the Arrangers to any additional obligations hereunder.

    If the Borrower requests any amendment or waiver in accordance with this Clause  25.5 then the Borrower shall, on demand of the Agent, reimburse the Agent, the Arrangers and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred by the Agent, the Arrangers and the Banks in responding to or complying with such request.

    Each Bank shall, from time to time on demand by the Agent, indemnify the Agent, pro rata to its share of the Advances (or, before any of the Advances are made, pro rata to its Commitment), against any and all expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder.

    Neither the Agent nor the Arrangers shall have any responsibility for the accuracy and/or completeness of any information supplied by the Borrower in connection herewith or for the adequacy or enforceability of this Agreement and the Partners Unlimited Liability. Neither the Agent nor the Arrangers shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement or the Partners Unlimited Liability, save in the case of its gross negligence or wilful misconduct.

    The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

    The Agent may (and shall, if so directed by an Instructing Group) resign its appointment hereunder by giving not less than thirty days' prior written notice to that effect to each of the other Parties hereto, provided that no such resignation shall be effective until a successor for the Agent is appointed in accordance with this Clause 25.9.

    If the Agent gives notice of its resignation (or if directed to resign by an Instructing Group), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by all the Banks during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

    In entering into this Agreement, each Bank has relied exclusively on its own analysis of the Borrower's creditworthiness and financial position and of the adequacy and enforceability of this Agreement and the Partners Unlimited Liability, and the Banks have not relied and shall not rely on the Agent and/or the Arrangers in this respect.

    In acting as Agent for the Banks, the Agent's agency division shall be treated as a separate entity from its other divisions, and in the event that the Agent should act for the Borrower, any Partner or any other member of the Group in any capacity in relation to any other matter, any information given by the Borrower, any Partner or any other member of the Group to the Agent in such other capacity may be treated as confidential by the Agent.

  Transferability

    Any Bank may at any time transfer all or part of its rights and obligations hereunder to any other bank or financial institution acceptable to the Borrower provided that such acceptance shall not be unreasonably withheld, and that the Borrower's failure to object in writing to a proposed transferee within 5 Business Days shall be regarded as an acceptance thereof.

    No acceptance by the Borrower will, however, be required for transfers made:

        to any subsidiary or holding company, or to any subsidiary of any holding company, of such Bank;

        to any other Bank or any subsidiary or holding company, or to any subsidiary of any holding company, of any other Bank; or

        following the occurrence of an Event of Default, an Event or Termination, a Potential Event of Default or Potential Event of Termination which is continuing;

    Any transfer may be effected by way of novation by the delivery to the Agent of a duly completed and duly executed Transfer Certificate (which Transfer Certificate the Agent shall sign on behalf of itself and the Banks) in which event, on the later of the transfer date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

        to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 26.1 as "discharged rights and obligations");

        the Borrower and the transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such transferee have assumed and/or acquired the same in place of the Borrower and such Bank;

        the Agent, the Arrangers, such transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such transferee been an original Party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

        such transferee shall become a Party hereto as a "Bank".

    If any Bank transfers all or part of its rights and obligations to a third party pursuant to Clause 26 or transfers its Facility Office, and at the time of such transfer there arises an obligation on the part of the Borrower under Clause 10.2 or 11 to pay to the Bank or its Transferee any amount in excess of the amount it would have then been obliged to pay but for such transfer, then the Borrower shall not be obliged to pay the amount of such excess.

    Any Bank may disclose to any actual or potential transferee of all or part of its rights or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Borrower, any Partner or any other member of the Group as such Bank shall consider appropriate.

    On the date upon which a transfer takes effect pursuant to this Clause 26, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of USD 1,500.

  Calculations

  Any calculation made by the Agent pursuant to this Agreement shall be conclusive save for manifest error.

  Notices

    Communications in Writing

    Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

    Addresses

    The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

        in the case of the Borrower, that identified in Schedule 6 to this Agreement;

        in the case of each Bank, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

        in the case of the Agent, that identified in Schedule 6 to this Agreement,

    or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

    Delivery

      Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

        if by way of fax, when received in legible form; or

        if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

        if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

      and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

      Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

      All notices from or to the Borrower shall be sent through the Agent.

    Notification of address, fax number and telex number

    Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 28.2 or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

    English language

      Any notice given under or in connection with this Agreement must be in English.

      All other documents provided under or in connection with this Agreement must be:

        in English; or

        if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

  Waiver

  No failure on the part of the Agent, the Arrangers or any Bank to exercise, or delay on their part in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Arrangers or any Bank of any right preclude any further or other exercise of such right or the exercise by the Agent, the Arrangers or any Bank of any other right.

  Applicable law and jurisdiction

This Agreement shall be governed by Belgian law. The Borrower agrees for the benefit of the Agent, the Arrangers and the Banks that any dispute in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Brussels, without prejudice to the rights of the Agent, the Arrangers and the Banks to take legal action before any other court of competent jurisdiction.

Made in seven originals on 21 June 2000, one of which will be held by the Agent for the account of the Banks.

RECOM & CO. S.N.C.

By: /s/ Patrick Metdepnenninghan
Name: Patrick Metdepenninghen
Its: gérant

BANK OF AMERICA INTERNATIONAL LIMITED

acting as Arranger

By: /s/ Hart Heinz Herweck
Name: Hart Heinz Herweck
Its: Power of attorney

DEUTSCHE BANK AG

acting as Arranger

By: /s/ Hart Heinz Herweck
Name: Hart Heinz Herweck
Its: Vice President

BANK OF AMERICA INTERNATIONAL LIMITED

acting as Agent

By: /s/ Hart Heinz Herweck
Name: Hart Heinz Herweck
Its: Power of Attorney

BA INTERNATIONAL (NETHERLANDS) B.V.,

acting as Bank

By: /s/ Hart Heinz Herweck
Name: Hart Heinz Herweck
Its: Power of attorney

DEUTSCHE BANK N.V.

acting as Bank

By: /s/ Hart Heinz Herweck
Name: Hart Heinz Herweck
Its: Power of attorney

FORTIS BANK N.V.

acting as Bank

By: /s/ Hart Heinz Herweck
Name: Hart Heinz Herweck
Its: Power of attorney

GZB-BANK GENOSSENSCHAFTLICHE ZENTRALBANK AG STUTTGART

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

BANQUE ET CAISSE D'EPARGNE DE L'ETAT, LUXEMBOURG

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

BAYERISCHE LANDESBANK INTERNATIONAL S.A.

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

DEXIA BANK BELGIUM S.A.

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

LANDESBANK RHEINLAND-PFALZ INTERNATIONAL S.A.

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

LLOYDS TSB BANK PLC

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

NATEXIS BANQUE (LUXEMBOURG) S.A.

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

BANQUE GENERALE DU LUXEMBOURG

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

CHIAO TUNG BANK EUROPE

acting as Bank

By: /s/ Hart Heinz Herweck

Name: Hart Heinz Herweck
Its: Power of attorney

SCHEDULE 1

THE BANKS' COMMITMENTS

Bank Commitment

BA International (Netherlands) B.V. USD 35,000,000

Deutsche Bank N.V. / S.A. USD 25,000,000

Fortis Bank N.V. USD 20,000,000

GZB-Bank Genossenschaftliche Zentralbank AG Stuttgart USD 20,000,000

Banque et Caisse d'Epargne de l'Etat, Luxembourg USD 10,000,000

Bayerische Landesbank International S.A. USD 10,000,000

Dexia Bank Belgium S.A. USD 10,000,000

Landesbank Rheinland-Pfalz Interntional S.A. USD 10,000,000

Lloyds TSB Bank PLC USD 10,000,000

Natexis Banque (Luxembourg) S.A. USD 10,000,000

Banque Générale du Luxembourg USD 5,000,000

Chiao Tung Bank Europe USD 3,500,000

Total of Commitments USD 168,500,000

SCHEDULE 2

NOTICE OF DRAWDOWN

[letterhead of the Borrower]

[date]

Bank of America International Limited

1 Alie Street

London E1 8DE

United Kingdom

Attn: Howard Watson

Dear Sirs,

USD 168,500,000 Facility Agreement

  We refer to the agreement (as from time to time amended, novated or supplemented, the "Facility Agreement") dated on or about 21 June 2000 and made between ourselves as Borrower and yourselves as Agent, Deutsche Bank AG and yourselves as Arrangers and Bank of America N.A. (Belgian branch) and various other financial institutions as Banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

  We hereby give you notice that, pursuant to Clause 6.1 of the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us as follows:

  Amount: USD [____________]

  Drawdown Date: [____________]

  We confirm that, at the date hereof, the representations set out in Clause 13 of the Facility Agreement are true and no Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination has occurred.

  The proceeds of this drawdown will be used as follows: [_________________].

  The proceeds of this drawdown should be credited to [insert account details].

Yours faithfully,

RECOM & CO. SNC

_________________________
name:
title:

SCHEDULE 3

FORM OF PARTNERS' LETTERS

[letterhead of each Partner]

Bank of America International Limited

1 Alie Street

London E1 8DE

United Kingdom

Dear Sirs,

Recom & Co. S.N.C. - USD 168,500,000 Facility Agreement

We refer to the USD 168,500,000 Facility Agreement made on or about 21 June 2000 between you as Agent, you and Deutsche Bank AG as Arrangers, Recom & Co. S.N.C. as Borrower, and Bank of America N.A. (Belgian branch) and various other financial institutions as Banks. Terms defined in such Facility Agreement shall have the same meaning in this letter. This letter is addressed to you in your capacity as Agent for your own benefit and for the benefit of the Banks.

This is to confirm that we are an unlimited partner in the Borrower, and that we agree to our Partners Unlimited Liability being governed by Belgian law. We agree for the benefit of the Agent, the Arrangers and the Banks that any dispute in connection therewith may be brought against us before the courts of Brussels, without prejudice to the rights of the Arrangers, the Agent and the Banks to take action before any other court of competent jurisdiction. We waive any right to demand that legal action be taken against the Borrower or any other Partner prior to, or simultaneously with, any legal action that may be brought against us in connection with our capacity or liabilities as an unlimited partner in the Borrower, or to demand that any judgment be obtained against the Borrower or any other Partner prior to, or simultaneously with, any judgment that may be obtained against us.

For the purposes of any legal action that may be taken by the Arrangers, the Agent and/or the Banks in connection with our capacity or liabilities as an unlimited partner in the Borrower, we elect domicile at the registered office from time to time of the Borrower, currently at Quai du Commerce 14-18, 1000 Brussels.

Yours faithfully,

[authorised officer]

SCHEDULE 4

FORM OF OPINION OF THE BORROWER'S COUNSEL

[date]

Bank of America International Limited

1 Alie Street

London E1 8DE

United Kingdom

for itself and as Agent for and on behalf of the Banks signatories to the Facility Agreement referred to below

Dear Sirs,

Recom & Co. S.N.C. - USD 168,500,000 Facility Agreement

We have acted as special Belgian counsel to Recom & Co. S.N.C., a Belgian unlimited liability company (vennootschap onder firma / société en nom collectif) with registered office at 14-18 quai du Commerce, 1000 Brussels (the "Company"), in connection with a USD 168,500,000 Facility Agreement dated 21 June 2000 and made among Bank of America International Limited as Agent, Bank of America International Limited and Deutsche Bank AG as Arrangers, the financial institutions named therein as Banks and the Company as Borrower (the "Facility Agreement").

In our capacity as special counsel, we are not generally familiar with the affairs of the Company, and the opinion below is based only on the investigations and subject to the limits stated herein.

This opinion is provided to you pursuant to Section 5.1(a)(vii) of the Facility Agreement. Except as otherwise indicated herein, capitalised terms used in this opinion are defined as set forth in the Facility Agreement.

The law covered by this opinion is limited to the laws of the Kingdom of Belgium on the date hereof, and as generally interpreted as of the same date.

For the purpose of rendering this opinion, we have examined and relied upon the following documents:

- the executed Facility Agreement;

- the SNC Deed stamped by the clerk of the Commercial Court of Brussels on 7 March 1997; and

- [__________-].

We have examined certified, ordinary or facsimile copies of the Facility Agreement and of the above-mentioned documents as executed by the Parties, and we assume the conformity thereof to the originals and the genuineness of all signatures.

We assume that the Facility Agreement and these documents have been executed by the persons whose names are indicated thereon as being the names of the signatories, or if such names are not indicated, by the persons authorised to execute the Facility Agreement and such documents.

In preparing this opinion we have also assumed without investigation that the Facility Agreement is valid, binding and enforceable against all Parties thereto other than the Company, in accordance with its terms, and in particular that such other parties have taken all corporate and other actions required to authorise the execution and performance of the Facility Agreement and that the transactions contemplated in the Facility Agreement may be effected by such parties;

  all such other parties have obtained all consents, approvals, licenses or authorisations of any public body or authority required for the execution and performance by them of the Facility Agreement; and

  the Facility Agreement has been executed by a duly authorised representative of each Party other than the Company, and that the authorised signatories have validly given their consent to the Facility Agreement and have full legal power and capacity to execute the Facility Agreement in the name and on behalf of each such other Party.

We have further assumed that there are no agreements or understandings among the parties, written or oral, and no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, change or qualify the terms of the Facility Agreement.

Based upon the foregoing and subject to the qualifications made below, we are of the opinion that

  Status

  The Company is an unlimited liability company (vennootschap onder firma / société en nom collectif) duly incorporated and validly existing under the laws of the Kingdom of Belgium, with the power to enter into and to perform the obligations expressed to be assumed by it under the Facility Agreement.

  Due authorisation

  The Company has taken all necessary actions required to authorise the execution and performance of the Facility Agreement.

  The Facility Agreement has been validly executed on behalf of the Company by its general manager (zaakvoerder / gérant) Mr Patrick Metdepenninghen.

  Transfer of shares

  The provisions of article 7 (Transfer of shares) of the SNC Deed as amended are legal, valid and binding, enforceable in accordance with their terms.

  No violation, breach or default

  The execution and performance of the Facility Agreement does not violate, result in a breach of, or constitute a default under the Company's articles of association (statuten / statuts), or under the laws of Belgium.

  Enforceability

  The Facility Agreement constitutes legal, valid and binding obligations of the Company, enforceable in Belgium in accordance with its terms and is in appropriate form to be admissible in evidence in the courts of Belgium.

  No consent

  No consent, approval, license or authorisation of any public body or authority in Belgium is required for the execution and performance by the Company of the Facility Agreement or in order to assure its admissibility in evidence, or its validity and enforceability vis-à-vis third parties.

  No authorisation, decree or other enabling measure is necessary to permit the Company to acquire in Belgium and to transfer abroad US dollars to pay when due the amounts payable under the Facility Agreement.

  Notarisation, registration or stamping

  No notarisation or validation by, or filing, recording or registration with, any public body or authority in Belgium, and no stamping of the Facility Agreement, is required, for the execution, delivery and performance by the Company of the Facility Agreement, or in order to assure its admissibility in evidence in Belgian courts or its validity and enforceability vis-à-vis third parties.

  Ranking of indebtedness

  The Company's obligations under the Facility Agreement will rank pari passu with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company, from time to time, except for such indebtedness as is given preference by operation of law.

  Withholding taxes

  All payments to be made by the Company under the Facility Agreement may currently be made without withholding or deduction for or on account of any Belgian taxes or other duties.

  No national or local taxes, not any stamp duties, registration, issue, transfer or similar taxes are applicable with respect to the execution, performance, validity or enforceability of the Facility Agreement.

  Partners

  Each Partner is an unlimited partner of the Company and is in particular jointly and severally liable for all obligations of the Company under the Facility Agreement.

  Article 5 of the Company's articles of association providing that the Company will not be dissolved as a result of the withdrawal, liquidation, bankruptcy or incapacity of a Partner is valid under Belgian law.

  No residence

  None of the Arrangers, the Agent and the Banks will be deemed to be resident or domiciled in Belgium by reason only of the execution and performance of the Facility Agreement.

  It is not necessary that any of the Banks be licensed or otherwise entitled to carry on business in Belgium in order to enforce its rights under the Facility Agreement against the Company or the Partners.

  No immunity

  The Company is not entitled to immunity on the grounds of sovereignty or otherwise from any legal or other proceedings or from enforcement.

  This opinion is subject to the following qualifications.

  Translation

  Belgian courts may require an official translation of any documents not in the procedural language used by the Belgian courts (i.e., French, Dutch or German).

  Enforcement

  Applicable bankruptcy, insolvency, liquidation, moratorium, reorganisation or other laws relating to fraudulent conveyances, judicial decisions or principles of equity relating to or affecting the enforcement of creditor's rights or contractual obligations generally, including statutes of limitation, may affect the enforceability of the Facility Agreement against the Company.

  Stamp duty

  A stamp of BEF 6 must be affixed on each original copy of the Facility Agreement if the Facility Agreement is executed in Belgium.

  Legal fees

  Article 1023 of the Belgian Judicial Code stipulates that any clause providing for the increase of a debt in case of a judicial claim for recovery of that debt is void. The provisions of the Facility Agreement stipulating that legal costs may be recovered by one Party from another in case of a judicial claim for recovery of a debt are contrary to Belgian law and are therefore unenforceable.

  Good faith and discretionary rights

  Any determinations or certificates made or given by a Party in its own discretion pursuant to the provisions of the Facility Agreement and which are under such Facility Agreement to be final, conclusive or binding, might be held not to be final, conclusive or binding if such determination or certificate could be shown to have been incorrect, unreasonable or arbitrary or not to have been given or made in good faith.

  Actions against the Partners

  Article 189 of the Consolidated Laws on Commercial Companies provides that no judgement in respect of the Company's obligations condemning the Partners may be rendered before conviction of the Company first.

  Further qualifications

This opinion is further subject to the effect of generally applicable rules of law that may restrict the enforceability of provisions limiting, releasing, exculpating or exempting a Party from, or requiring indemnification of a Party for, liability for its own action or inaction, to the extent the action or inaction involves wilful negligence or misconduct, fraud or unlawful conduct. The enforceability of such provisions may also be restricted in cases where they have the effect of discharging a Party of its obligations and depriving the obligations assumed by such Party of any significance;

        may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the contract; and

        authorise Belgian courts to grant payment terms to debtors in exceptional circumstances.

This opinion is subject to Belgian law and the Courts of Brussels shall have exclusive jurisdiction should a controversy arise as a result of this opinion.

This opinion is rendered solely to the persons to whom it is addressed and may not, without our prior written consent, be used, circulated, quoted or referred to by any other person or entity (other than any assignee, transferee or successor of any Bank) or for any other purpose than in connection with the transactions contemplated in the Facility Agreement.

Yours faithfully,

[Name]

SCHEDULE 5

FORM OF OPINION OF PARTNERS' COUNSEL

[date]

Bank of America International Limited

1 Alie Street

London E1 8DE

United Kingdom

for itself and as Agent for and on behalf of the Banks signatories to the Facility Agreement referred to below

Dear Sirs,

Recom & Co. S.N.C. - USD 168,500,000 Facility Agreement

We have acted as legal advisers to [________________], a limited liability company established and organised under the laws of [________________] with registered office at [________________________] (the "Company") in connection with the establishment of Recom & Co. S.N.C. ("SNC"), a Belgian unlimited partnership company in which the Company is an unlimited partner, and a USD 168,500,000 Facility Agreement dated on or about 21 June 2000 and made between Bank of America International Limited and Deutsche Bank AG as Arrangers, Bank of America International Limited as Agent, the Financial Institutions named therein as Banks, and Recom & Co. SNC as Borrower (the "Facility Agreement").

Words and expressions defined in the Facility Agreement shall unless the context otherwise requires bear the same meaning herein.

For the purpose of this opinion we have examined the following documents (the "Documents"):

  a copy of the SNC Deed;

  a copy of the executed Facility Agreement;

  a copy of the executed letter in the form of Schedule 3 to the Facility Agreement (the "Letter");

  [______________];

together with such other documents as we have considered it necessary or desirable.

The opinion expressed below relates only to the laws of [________________] as in force on the date hereof and is based upon the following assumptions:

[assumptions]

Based upon and subject to the above and to the qualifications set out below, we are of the opinion that:

  the Company is a company duly incorporated with limited liability and validly existing under the laws of [________________] with the power to enter into and to perform the obligations expressed to be assumed by it pursuant to the Partners Unlimited Liability;

  the Company has taken all corporate action required to authorise its entry into the SNC Deed and the Letter and its performance of the obligations assumed by it pursuant to the Partners Unlimited Liability;

  the SNC Deed and the Letter have been validly executed on behalf of the Company by Mr. ____________ [and Mr. ____________];

  the Partners Unlimited Liability constitutes legal, valid and binding obligations of the Company enforceable against it and the SNC Deed and the Letter are in appropriate form to be admissible in evidence in the courts of [________________];

  the choice of Belgian law as the governing law of the SNC Deed and the Partners Unlimited Liability will be recognised and given effect to by the courts of [________________] as a valid choice of law;

  the claims of the Arranger, the Agent and the Banks pursuant to the Partners Unlimited Liability will rank at least pari passu with the claims of all other unsecured and unpreferred creditors of the Company;

  the entry by the Company into the SNC Deed and the Letter and its performance of its obligations pursuant to the Partners Unlimited Liability will not conflict with or result in a violation of its statutes or the laws of [________________];

  no consents, authorizations, licences, approvals or registrations are required from any governmental or other regulatory authorities in [________________] to enable the the Company to enter into the SNC Deed and the Letter and to perform its obligations pursuant to the Partners Unlimited Liability;

  it is not necessary under the laws of [________________] in order to ensure the legality, validity, enforceability or admissibility in evidence in [________________] of the SNC Deed and the Letter that they be filed, recorded or enrolled with any court or authority in [________________];

  all payments by the Company pursuant to the Partners Unlimited Liability in connection with the Facility Agreement may be made without deduction on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of [________________] or any political sub-division thereof or any authority thereof or therein;

  no stamp duties, registration duties or other documentary taxes are payable upon or in connection with the SNC Deed and the Letter or their execution and delivery;

  the submission made by the Company in the SNC Deed and the Letter to the jurisdiction of the Belgian courts is valid and binding and will be recognised and given effect to by the courts of [________________];

  [the courts of the State of Washington will recognise and enforce any final judgment obtained in a Belgian court by the Arranger and/or the Agent and/or the Banks against the Company pursuant to the Partners Unlimited Liability in connection with the Facility Agreement;] and in any proceedings taken in [________________], the Company will not be entitled to claim immunity from suit or enforcement.

  This opinion is subject to the following qualifications:

  [Qualifications]

  This opinion speaks as of its date and is confined to and is given solely on the basis of the laws of [________________] as presently in force. It is given solely for the purpose of the transaction contemplated in the Facility Agreement, the SNC Deed and the Letter and for the information of the persons to whom it is addressed and their professional advisers. It may not be relied upon for any other purpose or by any other person (other than any assignee, transferee or successor of any Bank) nor, without our prior written consent, disclosed to any other person.

  Yours faithfully,

  [Name]

  SCHEDULE 6

  FACILITY OFFICES AND ADDRESSES FOR NOTICES

  The Borrower

  RECOM & CO. S.N.C.
  Quai du Commerce 14-18
  1000 Brussels

  fax: + 32 2 229 1555
  attn: Mr. Patrick Metdepenninghen

  The Arrangers

  DEUTSCHE BANK AG
  Deutsche Bank AG
  Bockenheimer Landstrasse 42
  D-60323 Frankfurt-am-Main
  Germany

  Fax: + 49 69 910 38793
  attn: Karl-Heinz Herweck

  BANK OF AMERICA INTERNATIONAL LIMITED

  1 Alie Street

  London E1 8DE

  United Kingdom

  Fax: + 44 20 7634 7400
  attn: Howard Watson

  The Agent

  BANK OF AMERICA INTERNATIONAL LIMITED

  1 Alie Street
  London E1 8DE

  United Kingdom

  Fax: + 44 20 7634 7400
  attn: Howard Watson

  The Banks

  BA INTERNATIONAL (NETHERLANDS) B.V.
  Parnassustoren
  Locatellikade 1
  1076 AZ Amsterdam
  The Netherlands

  Fax No. 0031 20 5757193
  Attention: Allan J. Kerr

  with copy to: Bank of America, N.A.
  Loans Services Dept.
  26 Elmfield Road
  Bromley
  BRI IWA
  Fax No. 0044 208 313 2140
  Attention: Patricia Chambers

  DEUTSCHE BANK N.V.
  Marnixlaan 17
  1000 Brussels
  Belgium

  Fax. + 32 2 551 63 09
  attn. Peter Van Raemdonck

  FORTIS BANK N.V.
  Warandeberg 3
  1000 Brussels

  Fax. + 32 2 565 22 09 and + 32 2 228 0639 and + 32 2 228 0640
  attn. Claudine Bonnarens / Hans De Langhe / Philippe Collignon

  GZB-BANK GENOSSENSCHAFTLICHE ZENTRALBANK AG STUTTGART
  Heilbronner Strasse 41
  70191 Stuttgart
  Germany

  Fax. + 49 711 940 6127
  attn. Mariella Kurzenberger / Artur Skipiol

  BANQUE ET CAISSE D'EPARGNE DE L'ETAT, LUXEMBOURG
  1, Place de Metz
  L-2954 Luxembourg
  Luxembourg

  Fax. Margueritte Braun / Pina Girardi
  attn. + 352 40 15 42 85

  BAYERISCHE LANDESBANK INTERNATIONAL S.A.
  Corporate Finance Departement
  3, rue Jean Monnet
  Quartier du Kiem
  L-2180 Luxembourg

  Fax. + 352 42434 3399 and + 352 42434 3301 / 3324
  attn. Astrid Schlesser / Nadja Bamberg / Serge Dollendorf

  DEXIA BANK BELGIUM S.A.
  Boulevard Pachéco 44
  1000 Brussels

  Fax. + 32 2 222 3986 and + 32 2 222 8792
  attn. François Greindl / G. De Rijck

  LANDESBANK RHEINLAND-PFALZ INTERNATIONAL S.A.
  10-12 Boulevard Roosevelt
  L-2450 Luxembourg

  Fax. + 352 475921340
  attn. Thomas Frings

  LLOYDS TSB BANK PLC
  Avenue de Tervueren 2
  1040 Brussels
  Belgium

  Fax. + 32 2 733 1107
  attn. Joe Roesen

  NATEXIS BANQUE (LUXEMBOURG) S.A.
  Avenue MarieThérèse, 28
  BP 541
  L 2015 Luxembourg
  Luxembourg

  Fax. + 352 25 34 18 342
  attn. Evelyne Etienne

  With a copy to: Natexis Banque Populaires
  département financement immobilier
  45, rue St. Dominique
  75007 Paris,
  fax. + 33 1 53 85 14 71
  attention: Marie-Christine Briet / Marie-Edith Dugeny

  BANQUE GENERALE DU LUXEMBOURG
  50, avenue J.F. Kennedy
  L-2951 Luxembourg
  Luxembourg

  Fax. + 352 4242 3121
  attn. Patrick Schiltges , Réalisation Administration Crédits

  CHIAO TUNG BANK EUROPE N.V.
  Atrium Building
  Strawinskylaan 3027
  1077 ZX Amsterdam
  The Netherlands

  Fax. + 3120 3017766
  attn. Jason Ma

  The Partners

  STORAGE HOLDINGS S.A.

  Rue Colonel Bourg 106, box 1
  1130 Brussels
  Belgium

  fax: + 32 2 705 1609
  attn: Mr. Stefaan Thollebeke

  SHURGARD STORAGE CENTERS INC.

  1155 Valley Street - Suite 400
  Seattle, Washington 98109
  United States of America

  fax: + 1 206 652-3760
  attn: Ms. Christine McKay

  RESTRUCTURING COMPETENCE S.A.

  Quai du Commerce 18
  1000 Brussels
  Belgium

  fax: + 32 2 229 1555
  attn: Mr. Patrick Metdepenninghen

  E-PARCO S.A.R.L.

  4, Boulevard Royal
  L-2449 Luxembourg
  Luxembourg

  Fax: + 352 22 42 52
  attn: Kristel Segers (Hasley Sarl)

  SCHEDULE 7

  Part A

  COMPLIANCE CERTIFICATE

  [letterhead of the relevant Partner except Shurgard]

  Bank of America International Limited

  1 Alie Street
  London E1 8DE

  United Kingdom

  Attn: Howard Watson [date]

  Dear Sirs,

  Recom & Co. S.N.C. - USD 168,500,000 Facility Agreement

  Quarterly accounts as of [________________]

  We refer to the USD 168,500,000 Facility Agreement made on or about 21 June 2000 between you as Agent, Deutsche Bank AG and you as Arrangers Recom & Co. S.N.C. as Borrower, and Bank of America N.A. (Belgian Branch) and various other financial institutions as Banks. Terms defined in such Facility Agreement shall have the same meaning in this letter.

  This is to certify:

        that we satisfy all of the financial covenants provided for in respect of any other financial indebtedness of ours (in particular as such financial covenants are summarised in the written information supplied by any Partner, the Borrower or any other member of the Group to the Agent and the Banks in connection with the Facility Agreement), as such other financial indebtedness and financial covenants existed as of the date of the Facility Agreement and assuming that these financial covenants have continued to apply unmodified to date; and

        that we comply with the terms of our constitutional or organisational documents and, in particular, with any financial covenants contained therein.

  We confirm that, at the date hereof, and to the best of our knowledge with regard to Recom, the representations set out in Clause 13 of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred and in particular that, based upon the above, there is no Event of Default under Clause 17.1(e) of the Facility Agreement.

  Yours faithfully,

  [authorised officer]

  SCHEDULE 7

  Part B

  COMPLIANCE CERTIFICATE

  [letterhead of Shurgard]

  Bank of America International Limited

  1 Alie Street
  London E1 8DE

  United Kingdom

  Attn: Howard Watson [date]

  Dear Sirs,

  Recom & Co. S.N.C. - USD 168,500,000 Facility Agreement

  Consolidated Quarterly accounts as of [________________]

  We refer to the USD 168,500,000 Facility Agreement made on or about 21 June 2000 between you as Agent, Deutsche Bank AG and you as Arrangers Recom & Co. S.N.C. as Borrower, and Bank of America N.A. (Belgian Branch) and various other financial institutions as Banks. Terms defined in such Facility Agreement shall have the same meaning in this letter.

  This is to certify that we comply with the Financial Conditions specified in Clause 16 of the Facility Agreement, and in particular that:

        our Consolidated Stockholders Equity after deduction of (i) any amount in excess of $30,000,000 accounted goodwill and (ii) treasury stock, is not less than $575,000,000;

        our ratio of Liabilities to Consolidated Stockholders Equity does not exceed 1.3 : 1;

        our ratio of EBITDA to Interest Expense in respect of any Relevant Period equals or exceeds 2.25 : 1; and

        our ratio of Secured Debt to Total Assets does not exceed 0.30 : 1.

to the extent calculated on a quarterly basis as evidenced in the attached calculation.

  We confirm that, at the date hereof, and to the best of our knowledge with regard to Recom, the representations set out in Clause 13 of the Facility Agreement are true and no Event of Default, Event of Termination, Potential Event of Default or Potential Event of Termination has occurred.

Yours faithfully,

[authorised officer]

SCHEDULE 8

FORM OF TRANSFER CERTIFICATE

To : Bank of America International Limited

TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated on or about 21 June 2000 whereby a USD 168,500,000 loan facility was made available to Recom & Co. S.N.C. as Borrower by a group of Banks on whose behalf Bank of America International Limited acted as Agent in connection therewith.

  Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

  The Bank confirms (i) that the details in the schedule hereto under the headings "Bank's Commitment", "Advances" are an accurate summary of its Commitment in the loan facility and/or, as the case may be, its participation in the Advances and the respective Interest Periods thereof, and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment in the loan facility and/or its participation in such Advances by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

  The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 26.1 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

  The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

  The Transferee hereby undertakes with the Bank and each of the other Parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect, and confirms that the Agent shall be its agent in accordance with the terms of the Facility Agreement.

  The benefit of any security granted in respect of the Facility Agreement shall be maintained in favour of the Transferee, without prejudice to paragraph 7 hereof.

  The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

  The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by the Borrower or any other Party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

  This Transfer Certificate shall be governed by Belgian law.

THE ANNEX

  Bank:

  Transferee:

  Transfer Date:

  Bank's Commitment Portion Transferred

  Advances:
Amount	Interest Period	Amount of Bank's participation	Portion Transferred

[Transferor Bank] [Transferee Bank]

By: By:

Date: Date:

[Agent]

on behalf of itself and the Banks

By:

Date:

Administrative Details of Transferee

Address:
Contact Name:
Account for Payments:

Telex:
Fax:
Telephone:

SCHEDULE 9

MANDATORY COST FORMULAE

Mandatory Cost formulae

  The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

  On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

  The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

  The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

  per cent. per annum

  Where:

  E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per 1,000,000 of the Fee Base of that Bank.

  For the purposes of this Schedule:

    "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

    "Fees Regulations" means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

    "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

  Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

    its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

    any other information that the Agent may reasonably require for such purpose.

  Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

  The percentages or rates of charge of each Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

  The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

  The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank pursuant to paragraphs 3 and 7 above.

  Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

  The Agent may from time to time, after consultation with the Company and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.